                                                                   Exhibit 10.11

                                 LOAN AGREEMENT

     The Loan Agreement (the "Agreement") is entered into as of May 27, 2004 between the following two parties:

     (1) CHINA FINANCE ONLINE CO. LIMITED (the "Lender"), a limited liability company established and registered in Hong Kong, SAR.

          REGISTERED ADDRESS: Unit C, 8/F, East Wing, Sincere Insurance Building 4-6, Hennessy Road, Hong Kong, SAR.

     (2)  NING JUN (the "Borrower")

          PRC ID NUMBER: 210202570527647
          ADDRESS: Rm.201, Ping'an Masion, No.23 Financial Street, Xicheng District, Beijing, 100032, P.R.China

     Lender and Borrower will each be referred to as a "Party" and collectively referred to as the "Parties."

     WHEREAS, Borrower holds 45% of the equity of Fuhua Innovation Technology Development Co., Ltd. ("Fuhua"), a limited liability company established and registered in the People's Republic of China (the "PRC").

     WHEREAS, Borrower wishes to borrow a loan from Lender to finance its investment in Fuhua and Lender agrees to provide such loan to Borrower.

     NOW THEREFORE, the Parties agree as follows:

1.   LOAN

1.1 Lender agrees to provide a loan to Borrower with the principal amount equal to the US Dollar equivalent of RMB 1,350,000 in accordance with the terms and conditions set forth herein (the "Loan"). Term for such loan shall be ten (10) years which may be extended upon the agreement of the Parties (the "Term"). Notwithstanding the foregoing, in the following circumstances, Borrower shall repay the Loan regardless if the Term has expired:

     (1) Borrower deceases or becomes a person without legal capacity or with limited legal capacity;

     (2)  Borrower commits a crime or is involved in a criminal act; or

     (3) Lender or its designated assignee can legally purchase Borrower's interest in Fuhua under the PRC law and Lender chooses to do so.

1.2 Lender shall remit the amount of the Loan to an account designated by Borrower within seven (7) days after receiving Borrower's disbursement notice in writing, provided that all of the conditions precedent to disbursement set forth in Section 2 of this Agreement have been fully satisfied. Borrower shall deliver a written confirmation to Lender within one (1) day after receiving the amount of the Loan.

1.3 The Loan shall only be used by Borrower to invest in Fuhua's registered capital. Without Lender's prior written consent, Borrower shall not use the Loan for any other purpose or transfer or pledge his interest in Fuhua to any third party.

1.4 Borrower can only repay the Loan by transferring all of his interest in Fuhua to Lender or a third party designated by Lender when such transfer is permitted under the PRC law.

1.5 In the event Borrower transfers his interest to any third party other than Lender, Borrower shall pay the full amount of the proceeds it receives from such transfer to Lender regardless if the amount of such proceeds exceeds the amount of the Loan.

1.6 Lender and Borrower hereby jointly agree and confirm that Lender has the right to, but has no obligation to, purchase or designate a third party (legal person or natural person) to purchase all or part of Borrower's interest in Fuhua at a price equal to the amount of the Loan when such purchase is allowed under the PRC law. If Lender or the third party assignee designated by Lender only purchases part of Borrower's interest in Fuhua, the purchase price shall be reduced on a pro rata basis.

1.7 In the event when Borrower transfers his interest in Fuhua to Lender or a third party transferee designated by Lender, (i) if the actual transfer price paid by Lender or the third party transferee equals or is less than the principal amount of the Loan, the Loan shall be deemed as interest free; or (ii) if the actual transfer price paid by Lender or the third party transferee is higher than the principal amount of the Loan, the amount exceeding the principal amount of the Loan shall be deemed as an interest accrued on the Loan and paid by Borrower to Lender in full.

2.   CONDITIONS PRECEDENT TO DISBURSEMENT

     The following conditions must be satisfied before the Loan is disbursed to
     Borrower:

2.1 Subject to the terms of Section 1.2, Lender has received the written disbursement notice from Borrower.

2.2 Borrower and Lender's wholly owned subsidiary, China Finance Online (Beijing) Co., Ltd. ("CFO (Beijing)"), have formally executed a equity pledge agreement (the "Equity Pledge Agreement"), under which Borrower agrees to pledge all his interest in Fuhua to CFO (Beijing).

2.3 Borrower, CFO (Beijing) and Fuhua have executed a purchase option and cooperation agreement (the "Purchase Option Agreement"), according to which Borrower grants CFO (Beijing) an irrevocable option to purchase all of his` interest in Fuhua when certain conditions provided in the agreement are met.

2.4 The Equity Pledge Agreement and Purchase Option Agreement remain valid and effective. None of the parties under such agreements have materially breached any terms or conditions thereof and all of the necessary approvals, consents, authorizations and registrations required under such agreements have been obtained or completed.

2.5 The representation and warranties under Section 3 remain true and correct on the day when the disbursement notice is delivered to Lender and on the date the Loan is disbursed to Borrower as if such representations and warranties are made as of such dates.

2.6  Borrower has not materially breached any terms or conditions hereof.

3.   REPRESENTATIONS AND WARRANTIES

3.1  Lender hereby represents and warrants to Borrower that:

     (a) Lender is a company registered and validly existing under the laws of Hong Kong, SAR;

     (b) subject to its Memorandum and Articles of Association and other organizational documents, Lender has full right, power and all necessary approvals and authorizations to execute and perform this Agreement;

     (c) the execution and the performance of this Agreement will not contravene any provision of law applicable to Lender or any contractual restriction binding on or affecting him; and

     (d) this Agreement shall constitute the legal, valid and binding obligations of Lender, which is enforceable against Lender in accordance with its terms upon its execution.

3.2  Borrower hereby represents and warrants to Lender that:

     (a) Fuhua is a limited liability company registered and validly existing under the laws of PRC and Borrower owns 45% of Fuhua's equity;

     (b) Borrower has full right, power and all necessary and appropriate approval and authorization to execute and perform this Agreement;

     (c) the execution and the performance of this Agreement will not contravene any provision of law applicable to Borrower or any contractual restriction binding on or affecting Borrower;

     (d) this Agreement shall constitute the legal and valid obligations of Borrower, which is enforceable against Borrower in accordance with its terms upon its execution; and

     (e) there are no legal or other proceedings before any court, tribunal or other regulatory authority pending or threatened against Borrower.

4.   NOTIFICATIONS

     Notice or other communications under this Agreement shall be delivered personally or sent by facsimile transmission or by registered mail to the address set forth below, except that such address has been changed in writing. The date noted on the return receipt of the registered mail is the service date of the notice if the notice is sent by registered mail; the sending date is the service date of the notice if the notice is sent personally or by facsimile transmission. The original of the notice shall be sent personally or by registered mail to the following address after the notice is sent by facsimile.

            Lender:     China Finance Online Co., Ltd.

                        Address:    Unit C, 8/F, East Wing
                                    Sincere Insurance Building 4-6
                                    Hennessy Road, Hong Kong, SAR.

            Borrower:   Ning Jun

                        Address:    Rm.201, Ping'an Masion,
                                    No.23 Financial Street, Xicheng District,
                                    Beijing, 100032, P.R.China

5.   CONFIDENTIALITY

     The Parties acknowledge and confirm that any oral or written materials concerning this Agreement exchanged between them are confidential information. The Parties shall protect and maintain the confidentiality of all such confidential data and information and shall not disclose to any third party without the other party's written consent, except (a) the data or information that was in the public domain or later becomes published or generally known to the public, provided that it is not released by the receiving party, (b) the data or information that shall be disclosed pursuant to applicable laws or regulations, and (c) the data or information that shall be disclosed to One Party's legal counsel or financial counsel who shall also bear the obligation of maintaining the confidentiality similar to the obligations hereof. The undue disclosing of the confidential data or information of One Party's legal counsel or financial counsel shall be deemed the undue disclosing of such party who shall take on the liability of breach of this Agreement.

6.   GOVERNING LAW AND SETTLEMENT OF DISPUTES

6.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of Hong Kong, SAR.

6.2 In event of any dispute arising from or in connection with this Agreement, the Parties shall attempt to resolve the dispute through friendly consultations. In the event that satisfactory resolution is not reached within thirty (30) days after commencement of such consultation, the dispute shall be submitted (which submission may be made by either Borrower or Lender) to resolution by arbitration administered by Hong Kong International Arbitration Center(the "Center") in Hong Kong, in accordance with the procedural rules of the Center, which are in effect at the time the application for arbitration is made. The arbitral award shall be final and binding upon all parties hereto.

6.3 In case of any disputes arising out of the interpretation and performance of this Agreement or any pending arbitration of such dispute, the Parties shall continue to perform their rights and obligations under this Agreement, except that such matters are involved in the disputes.

7.   MISCELLANEOUS

7.1 This Agreement is executed in both Chinese and English. In case of any inconsistency between the two versions, the Chinese version shall prevail.

7.2 This Agreement can only be amended by written agreements jointly executed by the parties.

7.3 Any provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of any other provisions hereof.


IN WITNESS WHEREOF, the Parties have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date and year first hereinabove set forth.


                                                 LENDER:

                                                 CHINA FINANCE ONLINE CO., LTD


                                                 /s/ Jun Ning


                                                 /s/ Zhongshan Qian
                                                 _____________________________
                                                 By:
                                                 Title: CFO


                                                 BORROWER:

                                                 NING JUN


                                                 /s/ Jun Ning
                                                 _____________________________